Exhibit 99.1
NOTICE OF SETTLEMENT OF IN RE KING PHARMACEUTICALS, INC.
DERIVATIVE LITIGATION, CASE NO. BOO19077(M)
TO: ALL HOLDERS OF THE COMMON STOCK OF KING PHARMACEUTICALS,
INC. AS OF SEPTEMBER 19, 2008
     The purpose of this Notice is to inform you, as shareholders of King Pharmaceuticals, Inc. (“King” or “the Company”), of the above-captioned shareholder derivative action (the “Litigation”) pending in the Chancery Court for Sullivan County at Bristol, Tennessee (the “Court”), and of a proposed settlement of the Litigation (the “Settlement”) pursuant to the terms of a Stipulation of Settlement (the “Stipulation”) entered into between certain parties in the Litigation. This Notice also informs you of your right to participate in a hearing to be held on November 13, 2008 at 1:30 PM in Courtroom 223 of the Sullivan County Chancery Court, 801 Anderson Street, Suite 239, Bristol, Tennessee 37620 (the “Approval Hearing”) to consider: (a) whether the terms and conditions of the Stipulation, including the negotiated payment of attorneys’ fees and expenses to Plaintiffs’ Counsel, are fair, reasonable, adequate, and in the best interests of King and its stockholders; (b) whether to enter final judgment dismissing the Litigation with prejudice and extinguishing and releasing any and all Released Claims as against the Released Persons (as those terms are defined in the Stipulation); and such other matters as may properly come before the Court.
     In the Litigation, the Plaintiffs alleged, derivatively on behalf of King, that the Defendants, current and former officers and directors of King, breached their fiduciary duties in violation of Tenn. Code Ann. §§47-18-301 et seq. and 48-58-403, by causing the Company to underpay rebates owed to the federal and state governments under Medicaid and other government programs from 1998 through 2003, and in causing the Company to adopt an improper methodology for establishing accruals for product returns reserves from 2000 through 2002, which ultimately led the Company to restate certain financial statements. Plaintiffs also allege that the Company’s independent auditor, PricewaterhouseCoopers, LLC (“PwC”), aided and abetted the Defendants’ alleged breaches of fiduciary duty. The Defendants have denied and continue to deny any wrongdoing or that they breached their fiduciary duties or caused King to suffer any injury.
     Pursuant to the Stipulation and in consideration of the Settlement of the Litigation, the Company has agreed to adopt certain corporate governance measures relating to: (1) the structure of the Board of Directors, (2) the criteria for director independence, (3) the duties of the Lead Independent Director, (4) the duties of various committees of the Board of Directors, (5) the function of the Internal Auditor, and (6) certain accounting policies. The Company has also agreed that the pendency and prosecution of the shareholder derivative litigation was a significant factor underlying its decision to adopt numerous improvements to the Company’s corporate governance practices between March of 2003, when the Litigation began, and July of 2008, when the parties entered a tentative settlement in this Litigation. These improvements include: (1) a staged declassification of the Board; (2) establishment of the position of Lead Independent Director; (3) employment of an internal auditor that reports directly to the Audit Committee; and (4) establishing the position of Corporate Compliance Officer (“CCO”). In addition to adopting significant corporate governance reforms, the Settlement provides for payment of attorneys’ fees and expenses to plaintiffs’ counsel of $13.5 million.

     Any stockholder of King who objects to any aspect of the Settlement or who otherwise wishes to be heard may appear in person or by his attorney at the Approval Hearing. To do so, however, an objector must, no later than fourteen (14) days prior to the Approval Hearing, file with the Clerk of Court a written objection setting forth the grounds for such objection and serve copies by hand or overnight delivery to each of the following counsel:
James G. Stranch, III
BRANSTETTER, STRANCH & JENNINGS, PLLC
227 Second Avenue, North, 4th Floor
Nashville, TN 37201
S. Benjamin Rozwood
ROBBINS UMEDA & FINK, LLP
601 West Ash Street, Suite 1800
San Diego, CA 92101
Darren J. Robbins
COUGHLIN STOIA GELLER RUDMAN & ROBBINS LLP
655 West Broadway, Suite 1900
San Diego, CA 92101
John C. Millian
GIBSON, DUNN & CRUTCHER LLP
1050 Connecticut Ave., NW
Washington, D.C. 20036
          Any objection must contain a written notice of the grounds for opposing the Settlement and/or the award of attorneys’ fees and expenses. In addition, any objecting shareholder must demonstrate the objecting shareholder’s ownership of King stock by including: (a) the objecting person’s name, address and telephone number; (b) formal proof of the number of shares of King Pharmaceuticals common stock purchased and owned by the objecting person as of the record date of March 17, 2003 and the date such shares were acquired; and (c) a statement of the reasons for objection.
          Attendance at the Approval Hearing is not necessary for the objection to be considered by the Court; however, persons wishing to be heard orally in opposition to the approval of the Settlement are required to indicate in their written objection their intention to appear at the hearing.
          Dated: October 10, 2008

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